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                                   EXHIBIT 21
                               BARNETT BANKS, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                      IN ADDITION TO PAGES 62 AND 63 OF THE
                       1994 ANNUAL REPORT TO SHAREHOLDERS
                                DECEMBER 31, 1994


     Name                                             State of Incorporation
     ----                                             ----------------------

Barnett Merger Corporation                                    Florida